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                                                                  EXHIBIT (b)(2)

                             AGREEMENT OF AMENDMENT

                                                   Dated as of November 11, 2004

         Reference is made to that certain Revolving Credit and Security Agreement dated as of November 17, 2003 (as from time to time amended, the "Credit Agreement") among Van Kampen Senior Loan Fund (the "Borrower"), Falcon Asset Securitization Corporation (the "Lender"), Bank One, NA (Main Office Chicago) ("Bank One"), Danske Bank A/S ("Danske"), State Street Bank and Trust Company ("State Street" and together with Bank One, Danske and the other banks and financial institutions from time to time parties thereto, the "Secondary Lenders") and Bank One, NA (Main Office Chicago), as program agent (the "Program Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

         The parties hereto agree that, effective as of the date hereof, the definition of the term "Secondary Lender Stated Expiration Date" set forth in
Section 1.01 of the Credit Agreement is hereby amended by replacing the date "November 12, 2004" set forth therein with the date "November 10, 2005".

         The Borrower represents and warrants to the Program Agent, the Lender and the Secondary Lenders that immediately after giving effect to this Agreement of Amendment, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects and no Default or Event of Default shall have occurred and be continuing.

         This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         All references in any Program Document to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof, the Credit Agreement, as amended hereby, is in full force and effect.
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    IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.


VAN KAMPEN SENIOR LOAN FUND,              BANK ONE, NA (MAIN OFFICE CHICAGO),
as Borrower                               as Secondary Lender and Program Agent


By: /s/ James M. Dykas                    By: /s/ Beth M. Provanzana
    ------------------                        ----------------------
    Name:  James M. Dykas                     Name:  Beth M. Provanzana
    Title: CFO & Treasurer                    Title: Vice President


DANSKE BANK A/S,                          FALCON ASSET SECURITIZATION
as Secondary Lender                       CORPORATION,
                                          as Lender


By: /s/ George Neofitidis                 By: /s/ Beth M. Provanzana
    ---------------------                     ----------------------
    Name:  George Neofitidis                  Name:  Beth M. Provanzana
    Title: Vice President                     Title: Authorized Signer

By: /s/ Kim Duch Nielsen
    --------------------
    Name:  Kim Duch Nielsen
    Title: Vice President

STATE STREET BANK AND TRUST COMPANY,
as Secondary Lender



By: /s/ John A. Stankard
    --------------------
    Name:  John A. Stankard
    Title: Vice President